UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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CEA INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

YZILABS MANAGEMENT LTD.

CHANGPENG ZHAO

MAX S. BAUCUS

DAVID J. CHAPMAN

TERESA MARIE GOODY GUILLÉN

JIAJIN “JANE” HE

ALEX ODAGIU

MATTHEW ROSZAK

LING “ELLA” ZHANG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1: On February 23, 2026, YZi Labs Management issued the following press release:

YZi Labs Responds to CEA Industries’ Proposed Amendments to Asset Management Agreement

Welcomes Long-Overdue Acknowledgment of Stockholder Concerns

Calls for Recusal of 10X-Affiliated Directors from AMA Discussions and Full Public Disclosure of Proposed AMA Amendments

Reaffirms the Importance of Board Independence and Protection of Stockholder Rights

ROAD TOWN, British Virgin Islands, Feb. 23, 2026 (GLOBE NEWSWIRE) – YZILabs Management Ltd. (“YZi Labs”, “YZi”, “we”), a significant stockholder of CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today issued the below statement in response to the Company’s February 18, 2026 press release announcing that its Board of Directors (the “Board”) intends to pursue amendments to the Company’s Asset Management Agreement (the “AMA”) with 10X Capital Asset Management LLC (“10X”).

Alex Odagiu, Investment Partner at YZi Labs, commented:

“YZi Labs welcomes the Board’s damning admission that the AMA with 10X requires ‘lower management fees, a shorter term and a more favorable termination provision.’ These are precisely the amendments YZi Labs has been demanding while this Board sat paralyzed.

However, the Board’s attempt to rewrite history by blaming YZi Labs and the Strategic Services Agreement for the delay is a blatant fabrication. To claim that YZi Labs – who had long terminated the Strategic Services Agreement and let go of all its future fees, advocated for cuts to 10X’s exorbitant fees and filed a preliminary consent statement to strengthen the Board’s oversight of management – was somehow ‘blocking’ the Board from doing its job is an insult to the intelligence of every BNC stockholder.”

The “Secret” Agreement Lie: The Board Continues to Misrepresent the Strategic Services Agreement in an Apparent Attempt to Distract Stockholders from its Own Failures

It is a testament to the bad faith of this Board that it has deliberately hijacked the acronym of the actual contract, the Strategic Services Agreement, and rebranded it in press releases as a “Secret Side Agreement.” This is not corporate governance; it is a cheap, cynical PR smear campaign designed to deceive stockholders. The agreement was neither a secret nor a “side” deal – it was a formal contract known to the Company and its conflicted advisors. By manipulating the very name of the contract to retain the “SSA” acronym while changing its meaning, the Board proves it is more focused on focus-grouping insults than on fiduciary duties.

The Board's claim that YZi Labs or the Strategic Services Agreement somehow “restricted 10X from agreeing to amendments” is a demonstrable lie. YZi Labs urges the current Board to conduct a responsible fact-check of its own long-standing knowledge regarding the existence and termination of the true Strategic Services Agreement, as laid out in YZi Labs’ February 4, 2026 statement and February 9, 2026 letter to the Board.

The truth is the exact opposite of the Board's fictional narrative:

●	From the closing of the PIPE through early December 2025, YZi Labs repeatedly offered to waive its own fees under the Strategic Services Agreement and explicitly requested that 10X lower its egregious fees to the Company. 10X ignored these requests.
●	The Strategic Services Agreement contained no confidentiality or blocking terms that would have prevented 10X from discussing or executing amendments to the AMA with the Company, either before or after YZi Labs’ termination of the Strategic Services Agreement.
●	Despite YZi Labs formally terminating the Strategic Services Agreement on December 11, 2025, and subsequently notifying the Board, the Board and 10X continue to fabricate this “blocking” theory to gaslight stockholders and excuse their own deliberate delays.

10X, by Controlling or Influencing the Board, Has Been “Blocking” the AMA Amendments

One needs to look no further than basic financial incentives to AMA amendments to see who actually benefits from delaying the AMA amendments. Every day this 20-year “suicide pact” remains intact, 10X extracts unearned wealth from the Company, and BNC stockholders bleed. The delay is not caused by YZi Labs; it is caused by a compromised Board operating under the profound conflicts of interest and undue influence of 10X.

The Board Should Immediately Retract its Defamatory Claims About YZi Labs

YZi Labs reserves all rights to pursue further legal action against each current Board member for the Board’s continued and deliberate misrepresentations and defamation. YZi Labs demands the Board immediately:

1.	Retract the Lies: Cease all deliberate misrepresentations and issue an immediate public retraction of the false claims that the Strategic Services Agreement was a "Secret Side Agreement" and that YZi Labs “restricted” 10X from agreeing to amendments.

2.	Remove the Conflicts: Given the incestuous ties between the Board and 10X, any renegotiation of the AMA must be conducted at true arm’s length. YZi Labs demands written confirmation that any directors or officers affiliated with 10X, specifically Hans Thomas and David Namdar, formally recused themselves from all discussions, negotiations and determinations relating to the AMA.

3.	Total Transparency: The Board’s proposed amendments, as well as any final agreements, must be publicly disclosed in their entirety to all stockholders prior to execution.

The days of this Board operating in the shadows for the sole benefit of 10X are over. Stockholders are watching, and YZi Labs intends to hold this Board accountable.

About YZi Labs

YZILabs Management Ltd. is an investment firm focused on strategic, transparent, and high-governance participation in the digital asset and blockchain sectors. YZi Labs is committed to advancing best-in-class oversight, operational integrity, and shareholder alignment in all investment partnerships.

Media Contact

media@yzilabs.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillené, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.